January 24, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          RE:  Prudential Government Securities Trust
               File Nos. 811-3264 and 2-74139

Ladies and Gentlemen:

     On behalf of Prudential Government Securities Trust, enclosed for filing under the Investment Company Act of l940 are:

     (l)  One copy of the Rule 24f-2 Notice; and

     (2)  Opinion of counsel

     These documents have also been filed using the EDGAR system.

     If you have any questions relating to the foregoing, please call the undersigned at (212) 214-2189.



                                   Very truly yours,


                                   /s/ Ronald Amblard
                                   Ronald Amblard
                                   Assistant Secretary


Enclosures



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